Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

between

FULTON FINANCIAL CORPORATION

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

DATED AS OF MARCH 16, 2017

First Supplement to Indenture dated as of March 16, 2017

(Senior Debt Securities)

FIRST SUPPLEMENTAL INDENTURE, dated as of March 16, 2017 (this “Supplemental Indenture”), between FULTON FINANCIAL CORPORATION, a Pennsylvania corporation (the “Corporation”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee.

RECITALS

WHEREAS, the Corporation and the Trustee have entered into an Indenture dated as of March 16, 2017 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Corporation from time to time of its senior debt securities;

WHEREAS, Section 901(7) of the Base Indenture provides that the Corporation and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 201 and 301 thereof;

WHEREAS, the Corporation desires to provide for the establishment of a new series of Securities pursuant to Sections 201 and 301 of the Base Indenture, the form and substance of such Securities and terms, provisions and conditions thereof to be set forth as provided in the Indenture;

WHEREAS, the Corporation deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Pricing Committee of the Board of Directors of the Corporation;

WHEREAS, the Corporation has requested that the Trustee execute and deliver this Supplemental Indenture and satisfy all requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms, and to make the Notes (as defined herein), when executed by the Corporation and authenticated and delivered by the Trustee, the valid, legal and binding obligations of the Corporation; and

WHEREAS, all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Corporation and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE CREATION OF THE NOTES

Section 1.1 Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Corporation hereby creates a series of its senior debt securities designated as the “3.60% Senior Notes due 2022” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 1.2 Form and Minimum Denomination of Notes. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture. The Stated Maturity of the Notes shall be March 16, 2022. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 1.3 Initial Limit on Amount of Series. The Notes shall initially be limited to U.S. $125,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Corporation Order. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 1.8.

Section 1.4 Redemption. The Notes are not subject to redemption at the option of the Corporation at any time. The Notes are not repayable at the option of the Holders at any time.

Section 1.5 No Repayment or Sinking Fund. The Notes will not be subject to redemption or repayment at the option of any Holder at any time prior to the Stated Maturity. No sinking fund will be provided with respect to the Notes.

Section 1.6 Notes Not Convertible or Exchangeable. The Notes will not be convertible or exchangeable for other securities or property.

Section 1.7 Issuance of Notes; Selection of Depository. The Notes shall be issued as Global Securities in permanent global form, without coupons. The initial Depositary for the Notes shall be DTC.

Section 1.8 Further Issuances. The Corporation may, without consent of the Holders of the Notes but in compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Notes on the same terms and conditions as the Notes, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes, and with the same CUSIP number as the Notes; provided that such additional notes are fungible with the notes offered hereby for U.S. federal income tax purposes. The Notes and any additional Notes issued by the Corporation will rank equally and ratably and shall be treated as a single series of Securities for all purposes under the Indenture.

ARTICLE TWO

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

Section 2.1 Security Registrar; Paying Agent. The Corporation appoints Wilmington Trust, National Association as Security Registrar and Paying Agent with respect to the Notes, and the Trustee hereby accepts such appointment.

ARTICLE THREE

DEFEASANCE

Section 3.1 Defeasance Applicable to Notes. Pursuant to Section 301(14) and Section 1301 of the Base Indenture, provision is hereby made for both (i) defeasance of the Notes under Section 1302 of the Base Indenture and (ii) covenant defeasance of the Notes under Section 1303, in each case, upon the terms and conditions contained in Article XIII of the Base Indenture.

ARTICLE FOUR

ADDITIONAL COVENANT

Section 4.1 Pursuant to Section 301 (17) of the Base Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes in addition to the covenants contained in Article Ten of the Base Indenture:

(i) Limitation on Disposition of Stock of Major Constituent Bank. So long as any of the Notes are outstanding, neither the Corporation nor any of its subsidiaries will sell, grant a security interest in or otherwise dispose of any shares (or any securities convertible into, or options, warrants or rights to purchase, shares) of voting stock (other than directors’ qualifying shares) of any Major Constituent Bank, except to the Corporation or any intermediate subsidiary. In addition, the covenant provides that neither the Corporation nor any intermediate subsidiary will permit any Major Constituent Bank to issue any shares (or securities convertible into, or options, warrants or rights to purchase, shares) of its voting stock (other than directors’ qualifying shares), except to the Corporation or any intermediate subsidiary. The Corporation further will not permit any intermediate subsidiary that owns any shares (or any securities convertible into, or options, warrants or rights to purchase, shares) of voting stock of any Major Constituent Bank to cease to be an intermediate subsidiary.

The above covenant is subject to the Corporation’s rights in connection with a consolidation or merger of the Corporation with or into another person or a sale of all or substantially all of its assets. The covenant also does not apply if:

i.    (a) the sale, grant of a security interest or other disposition is made for fair market value on the date thereof, as determined by the board of directors and evidenced by a duly adopted resolution, and (b) immediately upon giving effect to such disposition, the Corporation or its successor, and any one or more of its intermediate subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Major Constituent Bank, free and clear of any security interest; or

ii.    the sale, grant of a security interest or other disposition is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.

The above covenant also does not restrict the Corporation’s Major Constituent Bank from being consolidated with or merged into another domestic banking institution, if after the merger or consolidation (A) the Corporation, or the Corporation’s successor, and any one or more intermediate subsidiaries collectively own at least 80% of the voting stock of the resulting banking institution and (B) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default under the Indenture shall have happened and be continuing.

ARTICLE FIVE

MISCELLANEOUS

Section 5.1 Application of Supplemental Indenture. Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Base Indenture.

Section 5.2 Benefits of this Supplemental Indenture. Nothing contained in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to the Indenture, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors under the Indenture, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Base Indenture or this Supplemental Indenture.

Section 5.3 Modification of the Base Indenture. Except as expressly provided by this Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.

Section 5.4 Defined Terms.

(i) “Business Day” means (A) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or required by law or regulation or executive order to close, or (B) a day on which the Corporate Trust Office of the Trustee is not closed for business.

(ii) “Interest Payment Date” means September 16 and March 16 of each year, commencing on September 16, 2017.

(iii) “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any state or the District of Columbia, and (ii) of which all the shares of each class of voting stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of such voting stock, are owned directly by the Corporation or another intermediate subsidiary, free and clear of any security interest.

(iv) All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture.

Section 5.5 Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 5.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.7 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Supplemental Indenture, by the Corporation will bind its successors and assigns, whether so expressed or not.

Section 5.8 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 5.9 Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.10 Satisfaction and Discharge. The Corporation shall be deemed to have satisfied all of its obligations under this Supplemental Indenture upon compliance with the provisions of Section 1302 of the Base Indenture relating to defeasance of the Notes, to the extent set forth in Section 1301.

Section 5.11 Ratification of the Base Indenture. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture will be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 5.12 Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.13 Trustee Disclaimer. The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) any of the recitals contained herein, all of which recitals are made solely by the Corporation, (ii) the proper authorization hereof by the Corporation by action or otherwise, (iii) the due execution hereof by the Corporation or (iv) the consequences of any amendment herein provided for.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

FULTON FINANCIAL CORPORATION

By:	/s/ Philmer H. Rohrbaugh
Name:	Philmer H. Rohrbaugh
Title:	Senior Executive Vice President,
Chief Operating Officer and
Chief Financial Officer

Attest:	/s/ Daniel S. Stolzer
Name:	Daniel R. Stolzer
Title:	General Counsel, Executive Vice President
and Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President

EXHIBIT A

FORM OF FACE OF 3.60% SENIOR NOTES DUE 2022

THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS AN UNSECURED SENIOR DEBT OBLIGATION OF FULTON FINANCIAL CORPORATION. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

FULTON FINANCIAL CORPORATION

3.60% SENIOR NOTES DUE 2022

No.	U.S.$

CUSIP NO. 360271AK6

ISIN NO. US360271AK63

FULTON FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of                  Dollars on March 16, 2022, and to pay interest thereon from March 16, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 16 and September 16 in each year, commencing September 16, 2017, at the rate of 3.60% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 2 or September 2 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Corporation, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

[Signature Page Follows]

FULTON FINANCIAL CORPORATION

Dated:

By:
	Name:	Philmer H. Rohrbaugh
	Title:	Senior Executive Vice President /
Chief Operating Officer and
Chief Financial Officer

Attest:
Name:	Daniel R. Stolzer
Title:	General Counsel, Executive Vice President and Secretary

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Dated:	By:
Authorized Officer

[FORM OF REVERSE SIDE OF THE NOTE]

This Security is one of a duly authorized issue of securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 16, 2017 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Corporation and Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default, other than an Event of Default relating to bankruptcy, insolvency, reorganization or similar events of the Corporation or any Major Constituent Bank, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series, together with any accrued and unpaid interest thereon, may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, if an Event of Default relating to such bankruptcy, insolvency, reorganization or similar events with respect to the Corporation or any Major Constituent Bank shall occur and be continuing, the principal of the Securities of this series, together with any accrued and unpaid interest thereon, will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, in the manner and with the effect provided for in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 1002 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.